EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the use in this Registration Statement on Form SB-2 (File No. 333-111862) of our report dated March 17, 2006 relating to our audit of the financial statements of PacificHealth Laboratories, Inc. We also consent to the reference to our Firm under the caption "Experts" in such registration statement.



Weiser LLP
New York, New York
June 1, 2006